ADDENDUM TO MANAGEMENT AGREEMENT

The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 22nd day of February 2001.

                                   WITNESSETH:

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

     WHEREAS, the Trust has established one new series designated as the Internet Tollkeeper Series; and

     WHEREAS, the Trust desires to appoint DSI as Manager for the Internet Tollkeeper Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Manager is willing to accept such appointment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the the International Equity Series which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

          2. Schedule A to the Agreement shall be replaced with a new Schedule A, a form of which is attached hereto.

          3. Schedule B to the Agreement ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

     This Addendum shall take effect as of the date of its execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                  THE GCG TRUST


Attest                            By:/s/Barnett Chernow
      ------------------------       ------------------------

Title:                            Title:President
      ------------------------          ---------------------

                                  DIRECTED SERVICES, INC.


Attest                            By:/s/David L. Jacobson
      ------------------------       ------------------------

Title:                            Title:Senior Vice President
      ------------------------          ---------------------

                                   SCHEDULE A


     The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

                  Equity Income Series (formerly, Multiple Allocation Series) Fully Managed Series
                  Limited Maturity Bond Series
                  Hard Assets Series
                  Real Estate Series
                  Liquid Asset Series
                  Capital Appreciation Series
                  Rising Dividends Series
                  Emerging Markets Series
                  Market Manager Series
                  Value Equity Series
                  Strategic Equity Series
                  Small Cap Series
                  Mid-Cap Growth Series
                  Total Return Series
                  Research Series
                  Capital Growth Series (formerly, Growth & Income Series) Growth Series (formerly, Value + Growth Series)
                  Core Bond Fund (formerly, Global Fixed Income Series) Developing World Series
                  Investors Series
                  All Cap Series
                  Large Cap Value Series
                  Managed Global Series
                  Diversified Mid-Cap Series
                  Asset Allocation Growth Series
                  Special Situations Series
                  Growth and Income Series
                  International Equity Series
                  Internet Tollkeeper Series

                           SCHEDULE B
              COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

Series                             Rate

Equity Income [formerly, Multiple  1.00% of first $750 million;
Allocation], Fully Managed, Hard   0.95% of next $1.250 billion;
Asset, Real Estate, Capital        0.90% of next $1.5 billion; and
Appreciation, Rising Dividends,    0.85% of amount in excess of $3.5 billion
Value Equity, Strategic Equity,
and Small Cap Series:

Limited Maturity Bond and          0.60% of first $200 million;
Liquid Asset Series:               0.55% of next $300 million; and
                                   0.50% of amount in excess of $500 million

Emerging Markets Series and:       1.75% of average daily net assets
Developing World Series

Market Manager Series:             1.00% of average daily net assets

Managed Global Series:             1.25% of the first $500 million; and
                                   1.05% on the amount in excess

Capital Growth Series              1.10% of first $250 million in combined
[formerly, Growth &                assets in these Series;
Income Series] and                 1.05% of next $400 million;
Growth Series [formerly,           1.00% of next $450 million; and
Value + Growth Series]:            0.95% of amount in excess of $1.1 billion

Mid-Cap Growth, Total Return,      1.00% of first $250 million in combined
 and Research Series:              assets in these Series;
                                   0.95% of next $400 million;
                                   0.90% of next $450 million; and
                                   0.85% of amount in excess of $1.1 billion

Core Bond Series (formerly,
 Global Fixed Income Series):


Investor Series and All            1.00% of first $500 million;
Cap Series:                        0.95% of next $250 million;
                                   0.90% of next $500 million; and
                                   0.85% of amount in excess of $1.25 billion

Large Cap Value Series:            1.00% of first $500 million;
                                   0.95% of next $250 million;
                                   0.90% of next $500 million; and
                                   0.85% of amount in excess of $1.25 billion

Diversified Mid-Cap Series         1.00% of first $500 million;
and Asset Allocation               0.95% of next $250 million;
Growth Series:                     0.90% of next $500 million; and
                                   0.85% of amount in excess of $1.25 billion

Special Situations Series and      1.10% of first $250 million;
Growth and Income Series           1.05% of next $400 million;
                                   1.00% of next $450 million; and
                                   0.95% of amount in excess of $1.1 billion

International Equity Series:       1.25% of the first $500 million; and
                                   1.05% on the amount in excess

Internet Tollkeeper Series: